Exhibit 2.6

JOINT WAIVER OF CLOSING CONDITIONS

This Joint Waiver of Closing Conditions is made as of this 28th day of February, 2018 (the “Closing Date”), and entered into by Matrix Oil Management Corporation, a California corporation (“Matrix”), on behalf of itself and as general partner of Matrix Investments, L.P., a California limited partnership (“Matrix Investments”), Matrix Permian Investments, LP, a Texas limited partnership (“Matrix Permian”), MATRIX LAS CIENEGAS LIMITED PARTNERSHIP, a California limited partnership (“Matrix Las Cienegas”) MATRIX OIL CORPORATION, a California corporation (“Matrix Operator”) all of the holders of preferred limited partnership interests of Matrix Investments (the “Holders” and together with Matrix, Matrix Investments, Matrix Permian, Matrix Las Cienegas, and Matrix Operator, the “Matrix Parties” and each a “Matrix Party”, in reference to the applicable agreement), Royale Energy, Inc., a California corporation (“Royale”) and Royale Energy Holdings, Inc., a Delaware corporation (“Parent”, and together with Royale and the Matrix Parties, the “Parties”).

WITNESSETH:

 WHEREAS, Matrix, Royale, Parent, Royale Merger Sub, Inc., a California corporation (“Royale Merger Sub” and together with Royale and Parent, the “Royale Parties”), and Matrix Merger Sub, Inc., a California corporation (“Matrix Merger Sub”) have entered into that certain Amended and Restated Agreement and Plan of Merger, dated effective as of December 31, 2016 (the “Merger Agreement”), with respect to the merger of Royale Merger Sub with and into Royale and the merger of Matrix Merger Sub with and into Matrix (collectively, the “Mergers” ), such that after the Merger, both shall be wholly-owned subsidiaries of Parent;

WHEREAS, Royale, Parent, and the Holders have entered into that certain Preferred Exchange Agreement dated as of the Closing Date (the “Preferred Exchange Agreement”), with respect to the exchange of all preferred limited partnership interests of Matrix Investments for shares of Parent’s Series B 3.5% Redeemable Convertible Preferred Stock (the “Preferred Exchange”);

WHEREAS, Royale, Parent, Matrix, Matrix Investments and all of the Class A Limited Partners of Matrix Investments have entered into that certain Agreement and Plan of Exchange dated as of the Closing Date (the “Matrix Investments Exchange Agreement”), with respect to the exchange of all limited partnership interests (other than the preferred limited partnership interests) of Matrix Investments for shares of common stock of Parent (the “Matrix Investments Exchange”);

WHEREAS, Royale, Parent, Matrix, Matrix Permian and all of the holders of limited partnership interests of Matrix Permian have entered into that certain Agreement and Plan of Exchange dated as of the Closing Date (the “Matrix Permian Exchange Agreement”), with respect to the exchange of all limited partnership interests of Matrix Permian for shares of common stock of Parent (the “Matrix Permian Exchange”);

WHEREAS, Royale, Parent, Matrix, Matrix Las Cienegas and all of the holders of limited partnership interests of Matrix Las Cienegas have entered into that certain Agreement and Plan of Exchange dated as of the Closing Date (the “Matrix Las Cienegas Exchange Agreement”), with respect to the exchange of all limited partnership interests of Matrix Las Cienegas for shares of common stock of Parent (the “Matrix Las Cienegas Exchange”);

WHEREAS, Royale, Parent, Matrix Operator and all of the shareholders of Matrix Operator have entered into that certain Agreement and Plan of Exchange dated as of the Closing Date (the “Matrix Operator” and collectively with the Preferred Exchange Agreement, the Matrix Investments Exchange Agreement, the Matrix Permian Exchange Agreement, the Matrix Las Cienegas Exchange Agreement, the “LP Exchange Agreements”), with respect to the exchange of all common stock of Matrix Operator for shares of common stock of Parent (the “Matrix Operator Exchange” and collectively with the Matrix Investments Exchange, the Matrix Permian Exchange, the Matrix Las Cienegas Exchange, the “Exchanges”);

WHEREAS, pursuant to Section 8.03(g) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements, it is a condition to the obligations of the relevant Matrix Party to consummate the Merger and the Exchanges, as applicable, that Royale deliver each of the closing deliverables set forth in Section 8.04(b) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements (the “Matrix Closing Conditions”);

WHEREAS, pursuant to Section 8.02(h) of the Merger Agreement and Section 8.02(g) of the Preferred Exchange Agreement and the LP Exchange Agreements, it is a condition to the obligations of the Royale Parties to consummate the Merger that the relevant Matrix Party deliver each of the closing deliverables set forth in Section 8.04(a) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements, as applicable (the “Royale Closing Conditions” and together with the Matrix Closing Conditions, the “Closing Conditions”);

WHEREAS, at Closing, (i) Royale shall deliver to the relevant Matrix Party deliverables set forth on Section 8.04(b) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements (the “Royale Closing Deliverables”) and (ii) the relevant Matrix Party shall deliver to Royale deliverables set forth in Section 8.04(a) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements (the “Matrix Closing Deliverables” and together with the Royale Closing Deliverables, the “Closing Deliverables”);

WHEREAS, pursuant to Section 8.03(f) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements, at or prior to Closing, Matrix shall have received the opinion of Porter Hedges LLP, counsel to the Matrix, regarding certain tax matters (the “PH Tax Opinion”); and

WHEREAS, (i) (x) the Matrix Parties desire to waive delivery of certain Royale Closing Deliverables as expressly set forth below and the PH Tax Opinion and (y) Royale desires to waive delivery of certain Matrix Closing Deliverables as expressly set forth below and (ii) all Parties desire to consent to the Closing of the Merger and the Exchanges without satisfaction of the Closing Conditions waived below, subject to the provisions hereof.

NOW, THEREFORE, in consideration of the premises, the covenants of the Parties, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed that:

1. Waiver and Consent by Matrix. Each Matrix Party, for itself and all of its Affiliates, hereby:

(a) waives the delivery of the following Royale Closing Deliverables:

i. Delivery to the applicable Matrix Party by Royale of “evidence of the establishment of a new Subsidiary and the transfer of all of the assets related to the DWI Business of Royale (including assets held in trust for its investors) pursuant to Section 8.04(b)(vii) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements;

ii. Delivery to the applicable Matrix Party by Parent of employment agreements executed by Parent and each of Jonathan Gregory, Donald Hosmer, Stephen Hosmer, Johnny Jordan, Joe Paquette and Jay Scheevel pursuant to Section 8.04(b)(ix) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements; and

iii. Delivery to Matrix by Porter Hedges LLP of the PH Tax Opinion, pursuant to Section 8.03(f) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements;

(b) accepts substitute delivery with respect to Item 1(a)(iii) of the foregoing with an opinion of Bob Dutton, Certified Public Accountant for Matrix, regarding certain tax matters; and

(c) consents to the Closing of the transactions contemplated by the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements, including without limitation the Merger and the Exchanges, without satisfaction of the Royale Closing Conditions expressly identified above or receipt of the PH Tax Opinion.

2. Waiver and Consent by Royale. Royale, for itself and all of its Affiliates, hereby:

(a) waives the delivery of the following Matrix Closing Deliverables:

i. Delivery to Royale by the relevant Matrix Party of an incumbency certificate certifying the names and signatures of officers authorized to sign the Preferred Exchange Agreement on behalf of each Holder that is an entity, pursuant to Section 8.04(a)(ii) of the Preferred Exchange Agreement; and

ii. Delivery to Royale by Matrix of the D&O Tail Policy (as defined in the Merger Agreement) required under Section 6.09 of the Merger Agreement; and

(b) consents to the Closing of the transactions contemplated by the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements, including without limitation the Merger and the Exchanges, without satisfaction of the Matrix Closing Conditions expressly identified above.

3. Continuing Obligations. Notwithstanding the waivers granted herein, all Parties hereby covenant and agree to take all actions necessary to cause its obligations under the Royale Closing Deliverables and Matrix Closing Deliverables expressly identified above, as applicable, to be satisfied as soon as is reasonably practicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Waiver of Closing Condition as of the date first set forth above.

MATRIX OIL MANAGEMENT CORPORATION

By:  /s/ Johnny Jordan
Johnny Jordan, Vice President

ROYALE ENERGY, INC.

By:  /s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer

ROYALE MERGER SUB, INC.

By:  /s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer

MATRIX MERGER SUB, INC.

By:  /s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer

MATRIX OIL CORPORATION

By:  /s/ Johnny Jordan
Johnny Jordan, President

CLASS B LIMITED PARTNERS OF MATRIX INVESTMENTS:

Jordan Enterprises Limited Partnership

By:   Walou Corp., its general partner
By:  /s/ Johnny Jordan
Johnny Jordan, President

PEM Resources Limited Partnership

By:  PEM Management Corporation, its general partner
By:  /s/ Michael McCaskey
Michael McCaskey, President

Meeteetse Limited Partnership

By:  Hot Springs Ranch Corp., its general partner
By:  /s/ Jeffrey Kerns
Jeffrey Kerns, Chief Financial Officer

SIRC Properties LLC

By:  Jonathan M. Clarkson
Jonathan M. Clarkson, President

Groves Investments Profit Sharing Plan

By:  /s/ Randy J. Groves
Randy J. Groves, President

JRS Energy Investments, LLC

By:  /s/ Jay R Scheevel
Jay R Scheevel, Member and Operating Manager

Oakview Investments LP

By:  OVE, Inc., its general partner
By:  Joseph Paquette
Joseph Paquette, President

CLASS C LIMITED PARTNERS OF MATRIX INVESTMENTS:

Meeteetse Limited Partnership

By:  Hot Springs Ranch Corp., its general partner
By:  /s/ Jeffrey Kerns
Jeffrey Kerns, Chief Financial Officer

Jordan Enterprises Limited Partnership

By:   Walou Corp., its general partner
By:  /s/ Johnny Jordan
Johnny Jordan, President

/s/ Nelda Mae Swift
Nelda Mae Swift

CLASS D LIMITED PARTNERS OF MATRIX INVESTMENTS:

Jordan Enterprises Limited Partnership

By:   Walou Corp., its general partner
By:  /s/ Johnny Jordan
Johnny Jordan, President

Meeteetse Limited Partnership

By:  Hot Springs Ranch Corp., its general partner
By:  /s/ Jeffrey Kerns
Jeffrey Kerns, Chief Financial Officer